SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               September 19, 1996
                Date of Report (Date of earliest event reported)


                              DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-23400                      44-0537828
         (Commission File Number) (I.R.S. Employer Identification No.)



             1949 East Sunshine, Suite 2-300, Springfield, MO 65804

                    (Address of principal executive offices)
                                   (Zip Code)


                                 (417) 890-0102

              (registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

On September 19, 1996, DT Industries, Inc. (the "Company") released their audited consolidated financial statements for the fiscal year ended June 30, 1996.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Auditor's Report on Consolidatead Financial Statement.

(b)   Consolidated Balance Sheet as of June 30, 1996 and June 25, 1995.

(c) Consolidated Statement of Operations for the fiscal years ended June 30, 1996, June 25, 1995 and June 26, 1994.

(d) Consolidated Statement of Changes in Stockholders' Equity at June 30, 1996, June 25, 1995, and June 26, 1994.

(e) Consolidated Statement of Cash Flows for the fiscal years ended June 30, 1996, June 25, 1995 and June 26, 1994.

(f)   Notes to Financial Statements.

(g)   Consent of Independent Accountants.

(h)   Financial Data Schedule.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of DT Industries, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of DT Industries, Inc. and its subsidiaries at June 30, 1996 and June 25, 1995, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
St. Louis, Missouri

August 9, 1996

(Dollars in thousands, except per share data)
_______________________________________________________________________________

CONSOLIDATED BALANCE SHEETS

                                                                                     June 30,       June 25,
ASSETS                                                                                1996           1995
  Current assets:
    Cash                                                                             $   1,210      $     646
    Accounts receivable, net                                                            32,092         28,936
    Costs and estimated earnings in excess of amounts billed
      ($15,640 and $8,654, respectively) on uncompleted contracts                       19,130          7,788
    Inventories, net                                                                    31,403         23,822
    Prepaid expenses and other                                                          10,153          2,589
                                                                                     -------------------------
      Total current assets                                                              93,988         63,781

  Property, plant and equipment, net                                                    36,713         27,056
  Goodwill, net                                                                        101,187         67,445
  Other assets, net                                                                      1,955            981
                                                                                     -------------------------
                                                                                     $ 233,843      $ 159,263
                                                                                     -------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt                                                $   8,481      $   6,448
    Accounts payable                                                                    19,621         12,773
    Customer advances                                                                   13,850         12,581
    Billings in excess of costs and earnings
       ($14,097) on uncompleted contracts                                                3,351
    Accrued liabilities                                                                 22,524         15,188
                                                                                     -------------------------
      Total current liabilities                                                         67,827         46,990
                                                                                     -------------------------

Long-term debt                                                                          70,846         30,905
Deferred income taxes                                                                    4,756          3,756
Other long-term liabilities                                                              2,530          2,592
                                                                                     -------------------------
                                                                                        78,132         37,253
                                                                                     -------------------------

Commitments and contingencies (Notes 2 and 11)

Stockholders' equity:
  Preferred stock, $.01 par value; 1,500,000 shares
    authorized; no shares issued and outstanding
  Common stock, $.01 par value; 100,000,000 shares
    authorized; 9,001,250 and 9,000,000 shares issued
    and outstanding, respectively                                                           90             90
  Additional paid-in capital                                                            61,255         61,162
  Retained earnings                                                                     26,539         13,768
                                                                                     -------------------------
    Total stockholders' equity                                                          87,884         75,020
                                                                                     -------------------------
                                                                                     $ 233,843      $ 159,263
                                                                                     -------------------------

See accompanying Notes to Consolidated Financial Statements.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                Fiscal Year Ended
                                                                                     June 30,       June 25,       June 26,
                                                                                       1996           1995           1994
Net sales                                                                            $ 235,946      $ 147,369      $ 107,499
Cost of sales                                                                          172,568        109,678         79,555
                                                                                     ----------------------------------------
Gross profit                                                                            63,378         37,691         27,944
Selling, general and administrative expenses                                            35,445         21,428         13,875
                                                                                     ----------------------------------------
Operating income                                                                        27,933         16,263         14,069
Interest expense, net                                                                    4,799          1,849          3,506
                                                                                     ----------------------------------------
Income before provision for income taxes
  and extraordinary loss                                                                23,134         14,414         10,563
Provision for income taxes                                                               9,643          5,964          4,570
                                                                                     ----------------------------------------
Income before extraordinary loss                                                        13,491          8,450          5,993
Extraordinary loss on early extinguishment of
  debt, net of income tax benefit of $135                                                                               (179)
                                                                                     ----------------------------------------
Net income                                                                           $  13,491      $   8,450      $   5,814
                                                                                     ----------------------------------------

Earnings per share:
  Income before extraordinary loss                                                   $    1.50      $    0.94      $    1.10
  Extraordinary loss                                                                                                    (.03)
                                                                                     ----------------------------------------
  Net income                                                                         $    1.50      $    0.94      $    1.07
                                                                                     ----------------------------------------
Weighted average number of common shares                                             9,000,257      9,000,000      5,458,337
                                                                                     ----------------------------------------

See accompanying Notes to Consolidated Financial Statements.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                       Additional
                                        Common          paid-in            Retained
                                        stock           capital            earnings          Total
BALANCE, JUNE 30, 1993                  $   43         $   5,607           $    404          $  6,054
Issuance of common stock to
  management                                 4               162                                  166
Contribution of common stock by
  existing stockholders                     (2)                2
Issuance of common stock in initial
  public offering on April 22, 1994         45            55,335                               55,380
Cash dividend at $0.02 per
  common share                                                                 (180)             (180)
Net income                                                                    5,814             5,814
                                        --------------------------------------------------------------
BALANCE, JUNE 26, 1994                      90            61,106              6,038            67,234
Payments on stock
  subscriptions receivable                                    56                                   56
Cash dividend at $0.08
  per common share                                                             (720)             (720)
Net income                                                                    8,450             8,450
                                        --------------------------------------------------------------
BALANCE, JUNE 25, 1995                      90            61,162             13,768            75,020
Exercise of stock options                                     17                                   17
Payments on stock
  subscriptions receivable                                    76                                   76
Cash dividend at $0.08
  per common share                                                             (720)             (720)
Net income                                                                   13,491            13,491
                                        --------------------------------------------------------------
BALANCE, JUNE 30, 1996                  $   90         $  61,255           $ 26,539          $ 87,884
                                        --------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                Fiscal Year Ended
                                                                                     June 30,       June 25,       June 26,
                                                                                       1996           1995           1994
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                         $ 13,491       $  8,450       $  5,814
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                                        3,411          2,738          2,271
    Amortization                                                                        2,705          1,823          1,086
    Deferred income tax provision                                                         981          3,921            826
    Loss on refinancing of long-term debt                                                                               314
    Other                                                                                 116             36             16
  (Increase) decrease in current assets, excluding
    the effects of acquisitions:
    Accounts receivable                                                                 4,274        (13,503)        (4,328)
    Costs and earnings in excess of amounts billed                                     (8,520)        (2,593)
    Inventories                                                                         3,873         (3,937)         5,959
    Prepaid expenses and other                                                         (5,797)          (634)          (499)
  Increase (decrease) in current liabilities,
    excluding the effect of acquisitions:
    Accounts payable                                                                      838          2,444          1,619
    Accrued liabilities                                                                   189         (3,068)          (681)
    Customer advances                                                                  (3,765)         5,816         (8,751)
    Billings in excess of costs and earnings
      on uncompleted contracts                                                          3,351
    Other                                                                                 (62)            61             87
                                                                                     ----------------------------------------
      Net cash provided by operating activities                                        15,085          1,554          3,733
                                                                                     ----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                (10,249)        (7,718)        (2,272)
  Acquisition of Sencorp stock and Stokes net assets,
    net of cash acquired of $359                                                                                    (26,397)
  Acquisition of AAA stock and net assets of Lakso,
   net of cash acquired of $530                                                                      (29,181)
  Acquisition of Kalish net assets, Arrow net assets,
    Swiftpack stock and AMI stock, net of cash
    acquired of $2,484                                                                (29,614)
  Other                                                                                                  113             44
                                                                                     ----------------------------------------
    Net cash used in investing activities                                             (39,863)       (36,786)       (28,625)
                                                                                     ----------------------------------------

(continued)

See accompanying Notes to Consolidated Financial Statements.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

                                                                                                Fiscal Year Ended
                                                                                     June 30,       June 25,       June 26,
                                                                                       1996           1995           1994
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt                                                     $ 37,031       $ 25,000       $ 21,752
  Repayment of debt                                                                   (13,854)        (1,250)       (29,334)
  Net borrowings from (repayment of) revolving loans                                    3,633         13,116           (181)
  Repayment of subordinated debt - related party                                                                    (22,600)
  Repayment of capital leases and other                                                  (209)          (243)          (252)
  Debt issuance costs                                                                    (632)
  Net proceeds from issuance of common stock in
    initial public offering                                                                                          55,380
  Dividends                                                                              (720)          (900)
  Other                                                                                    93             56            166
                                                                                     ----------------------------------------
    Net cash provided by financing activities                                          25,342         35,779         24,931
                                                                                     ----------------------------------------
Net increase in cash                                                                      564            547             39
Cash at beginning of period                                                               646             99             60
                                                                                     ----------------------------------------
Cash at end of period                                                              $    1,210       $    646       $     99
                                                                                     ----------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
    Interest                                                                         $  4,280       $  1,618       $  4,054
    Income taxes                                                                     $  6,369       $  3,282       $  2,453

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES
In fiscal 1994, a total of 443,250 shares of common stock were issued to members of management in exchange for capital contributions of $166 and notes receivable totaling $575.

The Company purchased H. G. Kalish Inc., Arrow Precision Elements, Inc., Swiftpack Automation Limited and Assembly Machines, Inc. in fiscal 1996; Advanced Assembly Automation, Inc., Lakso Division of Package Machinery Company and Armac Industries, Ltd. in fiscal 1995; and Sencorp Systems, Inc. and Stokes-Merrill, Inc. in fiscal 1994. In conjunction with the acquisition of Swiftpack, the Company issued Loan Notes totaling approximately $13,974. See
Note 4. The following table represents summary information with respect to these acquisitions:

                                                                                                  Fiscal Year
                                                                                     1996           1995           1994
Fair value of assets acquired                                                        $ 25,447       $ 17,271       $ 14,137
Fair value assigned to goodwill                                                        36,071         25,255         23,516
Cash paid                                                                             (29,614)       (29,181)       (26,397)
                                                                                     ----------------------------------------
Liabilities assumed and seller financing (See Note 4)                                $ 31,904       $ 13,345       $ 11,256
                                                                                     ----------------------------------------

See accompanying Notes to Consolidated Financial Statements.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 1 ORGANIZATION

     DT Industries, Inc. (DTI or the Company) was organized to acquire the operations of Detroit Tool Group, Inc. (DTG), the predecessor company to DTI, in August 1992 and the Peer Division of Teledyne, Inc. in July 1992. Manufacturing operations are principally based in the U.S. with the exception of two foreign entities acquired in fiscal 1996. Recent acquisitions including the foreign acquisitions are described in Note 2. The Company and its subsidiaries operate in two business segments, the Special Machines segment (including the Automation Group and the Packaging Group) and the Components segment.

     The Special Machines segment designs and builds custom equipment, proprietary machines and integrated systems. The Components segment stamps and fabricates a range of standard and custom metal components for the transportation, appliance, heavy equipment, agricultural equipment and electrical industries as well as wear parts for the textile industry.

     On February 9, 1994, the Company split its shares of common stock at a rate of 4.5 for 1, and increased authorized shares to 100,000,000. All share and per share data in the consolidated financial statements have been adjusted to reflect the stock split for all periods presented.

     On April 22, 1994, an initial public offering (Offering) of DTI's common stock was completed. The Company sold 4,500,000 shares of common stock at an offering price of $13.50 per share. The net proceeds to the Company of $55,380 were used to repay substantially all indebtedness. In addition, Harbour Group Investments II, L.P. (Investments L.P.), a significant stockholder of the Company, under an option granted to the underwriters pursuant to the Offering for the purpose of covering over-allotments, sold an additional 675,000 shares at $13.50 per share less underwriting discounts and commissions. The net proceeds of approximately $8,500 therefrom were paid directly to Investments L.P.
_______________________________________________________________________________

NOTE 2 ACQUISITIONS

     The following table summarizes certain information regarding the Company's acquisitions during the past three years.

                                                                      Net cash
                                                                      purchase
Date              Business                                            price
August 1993       Sencorp Systems, Inc. (Sencorp)                     $ 15,300
December 1993     Stokes-Merrill, Inc. (Stokes)                         11,100
August 1994       Advanced Assembly Automation, Inc. (AAA)              22,100
February 1995     Lakso Division of Package Machinery Company (Lakso)    7,000
February 1995     Armac Industries, Ltd. (Armac)                            --
August 1995       H.G. Kalish Inc. (Kalish)                             16,400
September 1995    Arrow Precision Elements Inc. (Arrow)                  3,000
November 1995     Swiftpack Automation Limited (Swiftpack)              18,400*
January 1996      Assembly Machines Inc. (AMI)                           6,700

*Includes issuance of Loan Notes of $13,974 and approximately $930 related to the exercise of the option to purchase the remaining 5% interest in Swiftpack. See Note 4.

     During the past three fiscal years, the Company made nine acquisitions which have significantly expanded its product lines. These acquisitions were each accounted for under the purchase method of accounting and financed primarily through bank borrowings, resulting in an increase in the Company's debt. Results of operations of each acquired company have been included in the Company's statement of operations from the date of acquisition. The purchase price of each acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair value at the date of acquisition. The excess of purchase price over the estimated fair value of net assets acquired was, in each instance, recorded as goodwill.

     As part of the Kalish and Swiftpack acquisitions, DTI has agreed to make additional payments of up to $3,000 and approximately $4,700, respectively, to the sellers. The amount of the additional purchase prices will be determined by a formula based on the earnings of the acquired businesses. The additional purchase price specified within the Kalish purchase

(Dollars in thousands, except per share data)
_______________________________________________________________________________

agreement, which is based on earnings for the three years after closing of the acquisition, may be paid in DTI stock at the Company's option. The additional purchase price specified within the Swiftpack purchase agreement, which is based on earnings for the three or four years after closing of the acquisition, is payable in cash. No amount has been accrued to date for any additional purchase price. Any additional purchase price paid is expected to result in additional goodwill related to these acquisitions.

     The following table sets forth pro forma information for DTI as if all of the previously discussed acquisitions, excluding Armac and Arrow, had taken place on June 26, 1995 and June 27, 1994, respectively. The pro forma effect of Armac and Arrow is immaterial. This information is unaudited and does not purport to represent actual revenue, net income and earnings per share had the acquisitions actually occurred on June 26, 1995, and June 27, 1994, respectively.

                       Pro Forma Information (unaudited)

Fiscal year ended                                 June 30,        June 25,
                                                    1996           1995
Net sales                                         $ 253,757       $ 209,793
Net income                                           14,021          10,866
Net income per share                              $    1.56       $    1.21
Weighted average shares outstanding               9,000,257       9,000,000

See Note 16 for the acquisition of Mid-West Automation Enterprises, Inc. in July 1996.
_______________________________________________________________________________

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies utilized by the Company in the preparation of the financial statements conform to generally accepted accounting principles, and require that management make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

     The significant accounting policies followed by the Company are described below.

REVENUE RECOGNITION
     The percentage of completion method of accounting is used by the Company's Special Machines segment to recognize revenues and related costs. Under the percentage of completion method, revenues are measured based on the ratio of engineering and manufacturing labor hours incurred to date compared to total estimated engineering and manufacturing labor hours for each customer contract. Any revisions in the estimated total costs or values of the contracts during the course of the work are reflected when the facts that require the revisions become known. Revenue from the sale of products manufactured by the Company's Components segment is recognized upon shipment to the customer.

     Prior to June 26, 1995, revenues from certain customer contracts of the Special Machines segment were recognized upon shipment, utilizing the "units of delivery" modification of the percentage of completion method. The change in accounting method in fiscal 1996 reflects the trend in the Company's Special Machines business for increasing engineering services provided on customer contracts and did not have a material impact on the Company's financial position and results of operations.

     Costs and related expenses to manufacture the products are recorded as cost of sales when the related revenue is recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Cash deposits received from customers on contracts in progress are reflected as customer advances in the consolidated balance sheet until the related revenue is recognized in accordance with the procedures described above. Costs and estimated earnings in excess of amounts billed on percentage of completion contracts represents costs incurred and earnings recognized in excess of customer advances received. Billings in excess of costs incurred and estimated earnings on uncompleted contracts represents customer advances received in excess of costs incurred and earnings recognized.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

FOREIGN CURRENCY TRANSLATION
     The accounts of the Company's foreign subsidiaries are maintained in their respective local currencies. The accompanying consolidated financial statements have been translated and adjusted to reflect U.S. dollars on the basis presented below.

     Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Adjustments resulting from the process of translating the consolidated amounts into U.S. dollars are accumulated in a separate translation adjustment account included in stockholders' equity. Common stock and additional paid-in capital are translated at historical U.S. dollar equivalents in effect at the date of acquisition. Foreign currency transaction gains and losses are included in earnings currently. The cumulative translation adjustment account balance and foreign currency transaction gains and losses are not considered material.

CASH AND CASH EQUIVALENTS
     Book cash overdrafts on the Company's disbursement accounts totaling $6,478 and $4,022 at June 30, 1996 and June 25, 1995, respectively, are included in accounts payable. All highly liquid debt instruments purchased with original maturities of three months or less are classified as cash equivalents.

CONCENTRATIONS OF CREDIT RISK
     The Company sells a majority of its special machines to a wide range of manufacturing companies. Components services are sold to customers primarily in the transportation, agricultural equipment and textile industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral, although many customers of the Special Machines segment pay deposits to the Company prior to shipment of its products. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations. At June 30, 1996, the Company had no significant concentration of credit risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS
     For purposes of financial reporting, the Company has determined that the fair value of financial instruments approximates book value at June 30, 1996, based on terms currently available to the Company in financial markets.

INVENTORIES
     Domestic inventories are stated at the lower of cost, determined using the last-in, first-out (LIFO) method, or market, with the exception of raw material inventories and the material component of work in process inventories at Detroit Tool and Engineering, Inc. (DTE), Sencorp, Stokes, Peer, Lakso, Armac and AMI totaling approximately $13,620, which are accounted for using the first-in, first-out method (FIFO). For various tax and statutory reasons, inventories of the Company's foreign subsidiaries are stated at FIFO costs. The effects on financial position and results of operations from applying the FIFO method for such material inventories and inventories of foreign subsidiaries are immaterial. For other inventories maintained on a LIFO basis, cost under the LIFO method approximates the FIFO method. Inventories include the cost of materials, direct labor and manufacturing overhead.

     Obsolete or unsalable inventories are reflected at their estimated realizable values.

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets which range from 3 to 39.5 years. Properties held under capital leases are recorded at the present value of the non-cancelable lease payments over the term of the lease and are amortized over the shorter of the lease term or the estimated useful lives of the assets.

     Expenditures for repairs, maintenance and renewals are charged to income as incurred. Expenditures which improve an asset or extend its estimated useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

GOODWILL
     The excess of the purchase price over the fair value of net assets acquired in business

(Dollars in thousands, except per share data)
_______________________________________________________________________________

combinations (goodwill) is capitalized and amortized on a straight-line basis over periods ranging from 15 to 40 years. Goodwill amortization charged to income for the years ended June 30, 1996, June 25, 1995 and June 26, 1994 was approximately $2,386, $1,660 and $1,008 respectively. Accumulated amortization at June 30, 1996, and June 25, 1995 was approximately $5,574 and $3,188, respectively. Including the full year effect of the acquisitions of Kalish, Arrow, Swiftpack and AMI, the Company estimates annual amortization of goodwill to be approximately $2,733.

     The carrying value of goodwill is assessed for recoverability by management based on an analysis of future expected cash flows from the underlying operations of the Company. Management believes that there has been no impairment at June 30, 1996.

ENVIRONMENTAL LIABILITIES
     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with completion of a feasibility study or the Company's commitment to a formal plan of action.

POSTRETIREMENT BENEFITS
     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (OPEB or SFAS 106). This standard requires recognition of the cost of providing postretirement benefits during an employee's period of service. As part of adopting the standard as of the acquisition of DTG, the Company recorded an accrual of approximately $1,584 in other long-term liabilities in its balance sheet representing the discounted present value of expected future retiree benefits attributed to employees' service rendered in periods prior to DTI's acquisition (see Note 9).

INCOME TAXES
     The Company files a consolidated federal income tax return which includes its subsidiaries. The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted laws to determine the amount of taxes payable currently or in future years. Deferred income taxes are provided for temporary differences between the income tax bases of assets and liabilities, and their carrying amounts for financial reporting purposes.

EARNINGS PER SHARE
     Earnings per share is based upon the weighted average number of common shares outstanding during the period, after giving effect to the stock split described in Note 1.

     Options under the Company's Employee Stock Option Plan and the Director's Non-Qualified Stock Option Plan are not included as common stock equivalents for earnings per share purposes since they do not have a material dilutive effect.

STOCK-BASED COMPENSATION
     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which addresses accounting for stock option, purchase and award plans. SFAS 123 specifies that companies utilize either the "fair value based method" or the "intrinsic value based method" for valuing stock options granted. The Company will adopt SFAS 123 in fiscal 1997 and expects to utilize the "intrinsic value based method" for valuing stock options granted. The Company anticipates that, when adopted, SFAS 123 will have no material effect on its financial position or results of operations.

INTEREST RATE
SWAP AGREEMENT
     The Company is a party to an interest rate swap agreement used to hedge interest rate fluctuations on a portion of its floating rate revolving credit facility and term loans. This agreement is accounted for on the accrual basis of accounting. Net cash payments or receipts under the agreement are recorded as an adjustment to interest expense when such amounts become due or receivable.

FISCAL YEAR
     Beginning with fiscal 1994, the Company implemented a 52-53 week fiscal year that ends on the last Sunday in June.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 4 FINANCING

Long-term debt consists of the following:

                                                            June 30,        June 25,
                                                             1996           1995
Notes payable to bank under a term loan and
  revolving credit facility agreement,
  as amended November 22, 1995, secured by
  virtually all assets:
  Term loan - Principal due in quarterly installments       $ 41,550        $ 23,750
  Revolving credit facility - Principal due in full
    on August 16, 2000                                        14,983          13,116
Loan Notes                                                    13,974
Sterling pound denominated facility, payable
  in quarterly installments                                    6,367
Foreign currency denominated revolving loans to banks          1,766
Capital lease obligations                                         88             218
Other long-term debt                                             599             269
                                                            ---------      ----------
                                                              79,327          37,353

(Less) current portion of long-term debt,
  including $88 and $164, respectively, of
  capital lease obligations                                   (8,481)         (6,448)
                                                            ---------      ----------
                                                            $  70,846       $ 30,905
                                                            ---------      ----------

     On November 22, 1995 the Company entered into an amendment to the Amended and Restated Credit Facilities Agreement (Amended Credit Agreement) which expires August 16, 2000. The amended facility of $90,000 is provided by six institutions. The Amended Credit Agreement provides for a $25,000 revolving credit facility, a $43,500 term loan and a letter of credit denominated in a foreign currency of approximately $21,500 to secure loans to finance the Swiftpack acquisition. Borrowings under the Amended Credit Agreement bear interest at the bank's base rate or LIBOR (at the option of DTI) plus a specified percentage based on the ratio of funded debt to operating cash flow. At June 30, 1996, interest rates on these facilities ranged from 6.9% to 8.25%. Borrowing availability for the revolver is based on percentages of the Company's eligible accounts receivable, eligible inventory and outstanding letters of credit. The Company had excess borrowing availability of $7,241 relating to the revolving credit facility at June 30, 1996. The term loan requires quarterly principal payments with the remaining balance due on August 16, 2000. The principal payments range from $1,700 to $2,500. Borrowings under the Amended Credit Agreement are secured by substantially all of the assets of DTI and its subsidiaries. The Amended Credit Agreement contains certain financial and other covenants and restrictions for which the Company was in compliance with such covenants and restrictions at June 30, 1996.

     In connection with the acquisition of Swiftpack on November 23, 1995, DT Industries (UK) Limited (DTUK) issued five fixed rate guaranteed promissory notes (Loan Notes) with certain of the prior shareholders. The aggregate principal amount of the Loan Notes is $13,974. The Loan Notes bear interest at 5.3%, are redeemable by the noteholders between November 25, 1996 and December 23, 1996 and are guaranteed by a credit agreement with a foreign bank (Foreign Credit Agreements). The Foreign Credit Agreements, entered into on November 23, 1995, provide the guarantee of the Loan Notes and provide a loan facility denominated in a foreign currency in the aggregate principal amount of approximately $21,000. The facility was used for the cash portion of the purchase price of Swiftpack and will be used for funding the redemption of the Loan Notes. As such, the Loan Notes are presented as long term debt on the consolidated balance sheet. The Foreign Credit Agreements bear interest at LIBOR plus a specified percentage (approximately 8.0% including letter of credit fees at June 30, 1996). Principal payments thereunder ranging from $155 to $400 are due quarterly with the remaining principal due August 16, 2000.

     In connection with the issuance of the Loan Notes, the Company entered into a foreign exchange forward contract to offset exchange gains and losses related to the Loan Notes recorded by the foreign subsidiary. The contract matures November 26, 1996 and provides the purchase of the equivalent of $13,974 of Pounds Sterling at a rate of $1.5457 per Pound Sterling.

     In addition, the Company has revolving credit facilities through its foreign subsidiaries of approximately $3,000, of which approximately $1,766 was outstanding at June 30, 1996.

     To manage its exposure to fluctuations in interest rates, on June 28, 1995, the Company

(Dollars in thousands, except per share data)
_______________________________________________________________________________

entered into an interest rate swap agreement for a notional principal amount of $30,000, maturing June 29, 1998. Swap agreements involve the exchange of interest obligations on fixed and floating interest-rate debt without the exchange of the underlying principal amount. The differential paid or received on the swap agreement is recognized as an adjustment to interest expense when such amount becomes payable or receivable. The swap agreement provides a fixed rate of 6.06% with a floating rate payment equal to the three month LIBOR determined on a quarterly basis with settlement occurring on specific dates. Amounts accruing under the swap agreement did not result in a material amount of additional interest expense for fiscal 1996. Management believes that the Company's exposure to credit loss in the event of nonperformance by the counterparty to this agreement is not material.

     In conjunction with the repayment of a term loan from the net proceeds of the Offering as described in Note 1, the Company recognized a loss of $179 attributable to the write-off of $314 unamortized deferred financing fees, net of related $135 tax benefit, which is reported as an extraordinary item in the Consolidated Statement of Operations in fiscal 1994.

     At June 30, 1996, the minimum principal payments of long-term debt, excluding capital lease obligations, for the five subsequent fiscal years are as follows:

                                        Foreign        Revolving
                         Term           Credit         Credit         Other
                         Loan           Facility       Facilities     Debt           Total
1997                     $ 7,050        $ 1,319        $ ---          $  24          $ 8,393
1998                       8,600          1,319                         104           10,023
1999                       9,800          1,242                         113           11,155
2000                      10,000          1,474                         115           11,589
2001 and thereafter        6,100         14,987         16,749          243           38,079
                        ---------      ---------      ---------      -------        ---------
                         $41,550        $20,341        $16,749        $ 599          $79,239
                        ---------      ---------      ---------      -------        ---------

See Note 16 for further amendment to the Amended Credit Agreement pursuant to the acquisition of Mid-West Automation Enterprises Inc. in July 1996.

_______________________________________________________________________________

NOTE 5 LEASE OBLIGATIONS

     The Company leases certain of its machinery, equipment, computer systems and related software under noncancelable lease agreements that extend for terms of up to five years. The leases are reflected in the financial statements as capitalized leases in accordance with the requirements of Statement of Financial Accounting Standards No. 13, "Accounting for Leases". In addition, certain facilities and equipment are leased under noncancelable operating leases having terms up to 20 years.

     Minimum lease payments under noncancelable leases at June 30, 1996 are as follows:

Fiscal year                                       Capital        Operating
  1997                                            $  95          $  3,322
  1998                                                              2,296
  1999                                                              1,656
  2000                                                              1,395
  2001 and thereafter                                              13,142
                                                 -------        ----------
Total minimum lease payments                         95          $ 21,811
                                                                ----------
Less amount representing interest                    (7)
                                                 -------
Present value of net minimum lease payments       $  88
                                                 -------

     Rental expense for operating leases for the fiscal years ended June 30, 1996, June 25, 1995, and June 26, 1994, was approximately $3,103, $2,098 and
$1,288, respectively.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 6 INCOME TAXES

     Income before provision for income taxes and extraordinary loss was taxed under the following jurisdictions:

                                                  Fiscal Year Ended
                                        June 30,       June 25,       June 26,
                                         1996           1995           1994
Domestic                                $ 20,539       $ 14,414       $  10,563
Foreign                                    2,595
                                       ----------     ----------     -----------
                                        $ 23,134       $ 14,414       $  10,563

     The provision for income taxes charged to operations was as follows:

                                                  Fiscal Year Ended
                                        June 30,       June 25,       June 26,
                                         1996           1995           1994
CURRENT
  U.S. Federal                          $  6,474       $  1,641       $  3,074
  State                                    1,373            402            535
  Foreign                                    815
                                       ----------     ----------     ----------
  Total current                            8,662          2,043          3,609

DEFERRED
  U.S. Federal                               734          3,203            727
  State                                      125            718             99
  Foreign                                    122
                                       ----------     ----------     ----------
  Total deferred                             981          3,921            826
                                       ----------     ----------     ----------
Total provision                         $  9,643       $  5,964       $  4,435
                                       ----------     ----------     ----------

     The provision for income taxes for the fiscal year ended June 26, 1994 is net of income tax benefits of $135 related to the extraordinary loss as described in Note 4 and $565 related to the utilization of an operating loss carryforward.

     Deferred tax liabilities (assets) are comprised of the following:

                                                       June 30,       June 25,
                                                        1996           1995
DEFERRED TAX LIABILITIES
  Depreciation                                         $  3,995       $  3,606
  LIFO inventory and costing capitalization, net            759            862
  Earnings recognized under percentage of completion      1,249            754
  Goodwill and intangibles amortization                   1,440            656
  Other                                                     347            154
                                                      ----------     ----------
Total deferred tax liabilities                            7,790          6,032
                                                      ----------     ----------

(continued)

(Dollars in thousands, except per share data)
_______________________________________________________________________________

                                                       June 30,       June 25,
                                                        1996           1995
DEFERRED TAX ASSETS
  Postretirement benefit accrual                           (701)          (666)
  Inventory reserves                                       (795)          (658)
  Product liability reserves                               (750)          (881)
  Bad debt reserves                                        (521)          (328)
  Other accruals                                         (2,863)        (1,272)
  Other                                                  (1,394)        (1,056)
                                                      ----------     ----------
Total deferred tax assets                                (7,024)        (4,861)
                                                      ----------     ----------
Deferred tax assets valuation allowance                   1,029          1,029
                                                      ----------     ----------
Total net deferred tax liability                          1,795          2,200
Less: current portion included in prepaid
  expenses and other                                      2,961          1,556
                                                      ----------     ----------
Long-term deferred tax liability                       $  4,756       $  3,756
                                                      ----------     ----------

     The deferred tax assets valuation allowance has been recorded to reflect the potential non-realization of certain deductible temporary differences.

     The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income as a result of the following differences.

                                                  Fiscal Year Ended
                                        June 30,       June 25,       June 26,
                                         1996           1995           1994
U.S. statutory rate                     $  8,097       $  4,901       $  3,485
Increase in rate resulting from:
  Non-deductible goodwill amortization       410            304            240
  State taxes, net                           974            739            418
  Other                                      162             20            292
                                       ----------     ----------     ----------
                                        $  9,643       $  5,964       $  4,435

_______________________________________________________________________________

NOTE 7 RETIREMENT PLANS

     The Company offers substantially all of its domestic employees a retirement savings plan under Section 401(k) of the Internal Revenue Code. Each employee may elect to enter a written salary deferral agreement under which a maximum of 15% of their salary, subject to aggregate limits required under the Internal Revenue Code, may be contributed to the plan. The Company will match a percentage of the employee's contribution up to a specified maximum percentage of their salary. In addition, the Company generally is required to make a mandatory contribution and may make a discretionary contribution from profits. During the fiscal years ended June 30, 1996, June 25, 1995 and June 26, 1994, the Company made contributions of approximately $1,596, $1,224 and $906, respectively.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 8 RELATED PARTIES

     Under the terms of a management consulting and advisory services agreement, the Company paid affiliates of Investments, L.P. fees totaling $783, $459 and $500 in fiscal 1996, 1995 and 1994, respectively, related to corporate development services provided in identifying, negotiating and consummating the Company's acquisitions. Fees paid to affiliates of Investments, L.P. related to corporate development services were included in the costs of the related acquisitions.

     Under terms of management consulting and advisory services agreements, Harbour Group Ltd. and Harbour Group Industries, Inc., charge the Company for direct management and administrative services provided to the Company based on actual, direct costs of such services. The charges, which are included in selling, general and administrative expenses in the financial statements, totaled approximately $285, $372 and $466 for the fiscal years ended June 30, 1996, June 25, 1995 and June 26, 1994, respectively.

     Interest expense incurred with respect to a subordinated note payable to Investments L.P. was $1,908 for the fiscal year ended June 26, 1994. The note was repaid in full in April 1994 with proceeds from the Offering.

     The Company issued 443,250 shares of the Company's common stock at prices which approximated estimated fair value ranging from $1.26 to $2.57 per share to members of management under agreements which allow management to pay for the stock with cash and/or recourse notes receivable to the Company. The recourse notes receivable were issued with interest rates ranging from 5.84% to 6.28% and become due between September 2003 and January 2004. The notes are reflected as a reduction to additional paid-in capital in the accompanying consolidated financial statements.

_______________________________________________________________________________

NOTE 9 POSTRETIREMENT BENEFITS

     DTI provides health care and life insurance benefits for former DTG employees who retired prior to September 1, 1992 (less than 100 retirees at June 30, 1996). Management plans to fund the premiums as incurred, net of reimbursements received by plan participants.

     The following table sets forth the status of the postretirement plans, reconciled to the postretirement benefit obligation included in the accompanying consolidated balance sheets:

                                                       June 30,       June 25,
                                                        1996           1995
Accrued postretirement benefit obligation              $  1,025       $  1,097
Unrecognized net gain from changes in past
  experience and assumptions                                639            523
                                                      ----------     ----------
Accrued postretirement benefit obligation recognized
  in the consolidated balance sheet                    $  1,664       $  1,620
                                                      ----------     ----------

     For measurement purposes, an 11% annual rate of increase in health care premiums was assumed for 1997; this rate was assumed to decrease 1% per year to 6% by 2002 and remain at that level thereafter. An increase in the assumed health care cost trend rates of 1% in each year would increase the accumulated postretirement benefit obligations as of June 30, 1996, by approximately $58 and the interest cost comprising the periodic postretirement benefit cost for the period then ended by approximately $5.

     The weighted average discount rate used to determine the accumulated postretirement benefit obligation was 8% at June 30, 1996 and June 25, 1995.

     The periodic postretirement benefit cost for fiscal 1996, 1995 and 1994 charged to income was approximately $41, $41 and $65, respectively.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 10 STOCK OPTION PLANS

     In conjunction with the Offering, the Company adopted the 1994 Executive Stock Option Plan (Executive Plan) pursuant to which non-qualified stock options were granted to certain existing shareholders as of the date the registration statement relating to the Offering became effective to acquire an aggregate 379,134 shares of the Company's common stock, subject to adjustment, by tendering existing common stock in payment therefor. The options were exercised immediately after the Offering. The exercise price of all options was the current market price on the date of exercise and all options were exercised by exchanging shares of previously owned common stock. The grant and exercise of options under the Executive Plan did not result in any increase in the beneficial ownership of common stock by the plan participants from the number of shares owned at the time of the Offering. Under the terms of the Executive Plan, the shares of common stock issued pursuant to the exercise of the options became freely transferable, subject to the restrictions of the Stockholder Agreements with each of the Executive Stockholders, on the last day of the sixth full month following the date of exercise of such options. The provisions of the Stockholder Agreements, which are subject to modification or waiver by the Company, generally prohibited the sale of 157,500 of such shares for a period of two years after exercise of the options, an aggregate 223,997 of such shares for a period of eighteen months after exercise and an aggregate 268,322 of such shares for a period of one year after exercise of the options. The shares tendered in exercise of options granted under the Executive Plan were issued under promissory notes due in September 2003 through January 2004 as discussed in Note 8.

     In connection with the Offering, the Company established a 1994 Employee Stock Option Plan (Employee Plan). The Employee Plan provides for the granting of options to the Company's executive officers and key employees to purchase shares of common stock at prices equal to the fair market value of the stock on the date of grant. Options to purchase up to 900,000 shares of common stock may be granted under the Employee Plan. Options outstanding at June 30, 1996 entitle the holders to purchase common stock at prices ranging between $10.25 and $20.75. Options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of the date granted. The right to exercise the options expires ten years from the date of grant or earlier if an option holder ceases to be employed by the Company.

     Also in connection with the Offering, the Company established a 1994 Directors Non-Qualified Stock Option Plan (Directors Plan) which provides for the granting of options to the Company's directors, who are not employees of the Company, to purchase shares of common stock at prices equal to the fair market value of the stock on the date of grant. Options to purchase up to 100,000 shares of common stock may be granted under the Directors Plan. Options aggregating 75,000 shares currently outstanding entitle the holders to purchase common stock at prices ranging between $13.50 and $16.00 per share. Options shall become exercisable with respect to one-fourth of the shares covered, thereby on each anniversary of the date of grant, commencing on the second anniversary of such date. All options granted under the Directors Plan expire ten years from the date of grant.

     A summary of stock option transactions pursuant to the Employee Plan and Directors Plan follows.

                                                                 Shares
                                                  Average        subject
                                                  price          to option
SUMMARY OF STOCK OPTIONS
  Beginning of year                               $  13.71       465,750
  Options granted                                    14.06       239,000
  Options exercised                                  13.50        (1,250)
  Options canceled                                   13.36       (41,250)
                                                 ----------     ---------
  End of year                                     $  13.86       662,250
                                                 ----------     ---------
  Exercisable at June 30, 1996                                    88,250


(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 11 COMMITMENTS AND CONTINGENCIES

     The Company is a party to certain lawsuits. Management and legal counsel do not expect the outcome of any litigation to have a material adverse effect on the Company's financial position or results of operations.

     The fiscal 1990, 1991, 1992 and 1993 federal income tax returns for DTG and DTI have been audited by the Internal Revenue Service (the IRS). During the fourth quarter of fiscal 1996, the Company reached an agreement in principle to settle with the IRS. The additional taxes due under the agreement are not material to the Company's financial position, results of operations or liquidity. There are no other material audits underway or notification of audits for DTI or any of its subsidiaries.

_______________________________________________________________________________

NOTE 12 DEPENDENCE ON SIGNIFICANT CUSTOMERS

     Total net sales to a customer in the tire industry were $23,653 in fiscal 1996 and $26,829 in fiscal 1994 from the Special Machines segment. Total net sales to a customer in the transportation industry were $14,754 and $12,172 in fiscal 1995 and 1994, respectively, from the Components segment. Trade receivables recorded for significant customers at June 30, 1996 and June 25, 1995 were $381 and $1,909, respectively. No other customers accounted for 10% or more of consolidated sales in fiscal 1996, 1995 and 1994.

_______________________________________________________________________________

NOTE 13 SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                       June 30,       June 25,
                                                        1996           1995
ACCOUNTS RECEIVABLE
  Trade receivables                                    $ 33,336       $ 29,687
  (Less) allowance for doubtful accounts                 (1,244)          (751)
                                                      ----------     ----------
                                                       $ 32,092       $ 28,936
                                                      ----------     ----------
INVENTORIES, NET
  Raw materials                                        $ 14,814       $  6,419
  Work in process                                        12,145         15,546
  Finished goods                                          4,444          1,857
                                                      ----------     ----------
                                                       $ 31,403       $ 23,822
                                                      ----------     ----------
PROPERTY, PLANT AND EQUIPMENT
  Machinery and equipment                              $ 26,963       $ 18,145
  Buildings and improvements                             14,282          7,029
  Land and improvements                                   2,147          1,849
  Property held under capital lease                       1,270          1,270
  Construction-in-progress                                1,759          5,169
                                                      ----------     ----------
                                                         46,421         33,462
                                                      ----------     ----------
  (Less) accumulated depreciation (including
    $497 and $405, respectively, related to
    property held under capital leases)                  (9,708)        (6,406)
                                                      ----------     ----------
                                                       $ 36,713       $ 27,056
                                                      ----------     ----------
ACCRUED LIABILITIES
  Accrued employee compensation and benefits           $  6,030       $  5,160
  Taxes payable and related reserves                      5,120          2,827
  Product liability                                       1,711          1,725
  Other                                                   9,663          5,476
                                                      ----------     ----------
                                                       $ 22,524       $ 15,188
                                                      ----------     ----------

(Dollars in thousands, except per share data)
_______________________________________________________________________________

NOTE 14 QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for fiscal 1996, 1995 and 1994 appears below.

                               Net sales                             Gross profit
                  1996           1995           1994           1996         1995        1994
First quarter     $ 44,788       $  25,054      $ 17,196       $11,241      $ 6,733     $ 3,796
Second quarter      60,143          34,470        26,939        15,157        8,937       6,199
Third quarter       59,866          40,461        31,361        16,434        9,351       8,022
Fourth quarter      71,149          47,384        32,003        20,546       12,670       9,927
                 ----------      ----------    ----------     ---------    ---------   ---------
                  $235,946        $147,369      $107,499       $63,378      $37,691     $27,944

                            Net income                         Earnings per share
                  1996           1995           1994           1996         1995        1994
First quarter     $ 2,226        $ 1,263        $   406        $ .25        $ .14       $ .09
Second quarter      3,072          1,590          1,117          .34          .18         .24
Third quarter       3,396          1,977          1,690          .38          .22         .36
Fourth quarter      4,797          3,620          2,601          .53          .40         .32
                  --------       --------      ---------
                  $13,491        $ 8,450        $ 5,814

The net income and earnings per share for the fourth quarters of fiscal 1994 includes the effect of the extraordinary loss on the early extinguishment of debt as described in Note 4.

_______________________________________________________________________________

NOTE 15 SEGMENT INFORMATION

     Worldwide operations data, as required by Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," are listed below. Profitability of the Company's foreign operations by geographic area was determined based on ultimate sales to unaffiliated customers. Total Company profit was included in the geographic area of the entity transacting the final sale. Transfers between geographic areas are at prices established by agreement between the affected parties. The Company's foreign operations, as discussed in Notes 1 and 2, were acquired in fiscal
1996 and are located in Canada and the United Kingdom.

                                   Domestic      Foreign      Eliminations     Consolidated
Sales to unaffiliated customers    $ 217,380     $ 18,566     $  --            $ 235,946
Transfers between
  geographic areas                                 10,723      (10,723)
                                  -----------   ----------   ----------        -----------
Total revenue                      $ 217,380     $ 29,289     $(10,723)         $ 235,946
                                  -----------   ----------   ----------        -----------
Earnings from operations           $  24,327     $  3,819     $   (213)         $  27,933
                                  -----------   ----------   ----------        -----------
Identifiable assets                $ 192,383     $ 41,673     $   (213)         $ 233,843
                                  -----------   ----------   ----------        -----------

(Dollars in thousands, except per share data)
_______________________________________________________________________________

     The Company operates in two business segments, Special Machines (including the Automation Group and the Packaging Group) and Components. The Special Machines segment designs and builds custom equipment, proprietary machines and integrated systems. The Components segment stamps and fabricates a range of standard and custom metal components.

     Financial information by business segment is as follows:

                         Net                                                                 Depreciation
                         revenues         Earnings                                           and
                         unaffiliated     from             Identifiable     Capital          amortization
                         customers        operations       assets           expenditures     expense
FISCAL YEAR ENDED JUNE 30, 1996
  Special machines       $ 193,884        $  26,557        $ 203,210        $  6,145         $  4,683
  Components                42,062            6,934           28,528           2,138            1,038
  Corporate                                  (5,558)           2,105           1,966              395
                        -----------      -----------      -----------      ----------       ----------
                         $ 235,946        $  27,933        $ 233,843        $ 10,249         $  6,116
                        -----------      -----------      -----------      ----------       ----------
FISCAL YEAR ENDED JUNE 25, 1995
  Special machines       $ 112,170        $  13,857        $ 135,328        $  4,127         $  3,452
  Components                35,199            6,676           23,061           3,043              837
  Corporate                                  (4,270)             874             548              272
                        -----------      -----------      -----------      ----------       ----------
                         $ 147,369        $  16,263        $ 159,263        $  7,718         $  4,561
                        -----------      -----------      -----------      ----------       ----------
FISCAL YEAR ENDED JUNE 26, 1994
  Special machines       $  76,778        $  11,506        $  74,376        $    750         $  2,299
  Components                30,721            5,789           22,251           1,392              771
  Corporate                                  (3,226)           1,001             130              287
                        -----------      -----------      -----------      ----------       ----------
                         $ 107,499        $  14,069        $  97,628        $  2,272         $  3,357
                        -----------      -----------      -----------      ----------       ----------

     Export revenues included in domestic net revenues to unaffiliated customers were approximately $34,083, $14,905 and $8,562 in fiscal 1996, 1995 and 1994, respectively.

_______________________________________________________________________________

NOTE 16 SUBSEQUENT EVENTS

     During July 1996, the Company entered into a Second Amended and Restated Credit Facilities Agreement which replaced the Amended Credit Agreement. The amended facility of $200,000 is provided by two institutions. The agreement provides for a $55,000 revolving credit facility, a $104,000 term loan, a $20,000 acquisition facility and a $21,000 foreign currency denominated letter of credit. The term loan requires quarterly principal payments ranging from $4,750 to $5,500 commencing in January 1997 with final maturity on July 23, 2001. Borrowings under the agreement bear interest at prime or LIBOR (at the option of DTI) plus a specified percentage based on the ratio of funded debt to operating cash flow. In conjunction with entering into the new credit facility, the Company recognized an extraordinary loss in July 1996 of $324 attributable to the write-off of $540 unamortized deferred financing fees, net of related $216 tax benefit.

     On July 19, 1996, DTI purchased the outstanding stock of Mid-West Automation Enterprises Inc. (Mid-West), a Chicago-area designer and manufacturer of integrated precision assembly systems, in a transaction accounted for under the purchase method of accounting. The purchase price of approximately $77,000, net of cash acquired, was financed by borrowings under the Second Amended and Restated Credit Facilities Agreement. As the transaction occurred subsequent to the end of fiscal 1996, Mid-West's balance sheet and results of operations are excluded from the consolidated balance sheet and results of operations of DTI.

(Dollars in thousands, except per share data)
_______________________________________________________________________________

     The unaudited pro forma combined condensed balance sheet of the Company and Mid-West as of June 30, 1996 after giving effect to certain pro forma adjustments is as follows:

ASSETS
  Current assets                                       $ 124,599
  Property, plant and equipment, net                      43,086
  Goodwill, net                                          159,249
  Other assets, net                                        4,366
                                                      -----------
                                                       $ 331,300
                                                      -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                                  $  88,038
  Long-term debt                                         147,246
  Other long-term liabilities                              8,132
  Shareholders' equity                                    87,884
                                                      -----------
                                                       $ 331,300
                                                      -----------

     The pro forma combined results of operations of the Company and Mid-West for the fiscal year ended June 30, 1996 after giving effect to certain pro forma adjustments is shown below. This information is unaudited and does not purport to represent actual revenue, net income and earnings per share had the acquisition occurred on June 26, 1995.

Net Sales                                              $ 324,098
Income before extraordinary items                      $  18,532
Earnings per common share
  before extraordinary items                           $    2.06

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DT INDUSTRIES, INC.


Date:  September 19, 1996         by  /s/ Bruce P. Erdel
                                      ----------------------------------------
                                      Bruce P. Erdel
                                      Vice President - Finance and Secretary

                                 EXHIBIT INDEX


Exhibit No.       Description

   23             Consent of Independent Accountants
   27             Financial Data Schedule